Cricut, Inc. Reports First Quarter 2025 Financial Results
Paid subscribers up 6% over Q1 2024 to just over 2.97 million
Q1 2025 revenue of $162.6 million, down 3% compared to Q1 2024
Net income of $23.9 million, up 22% compared to Q1 2024
Board authorizes three capital allocation items
SOUTH JORDAN, Utah, May 6, 2025 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its first quarter ended March 31, 2025.

“We are pleased with the increase in paid subscribers in Q1 up 6% year-over-year, the continuation of positive International sales growth up 8% year-over-year and strong profitability,” said Ashish Arora, Chief Executive Officer of Cricut. “While we acknowledge that tariffs have introduced uncertainty, we have spent the last several years moving the majority of our finished goods spend outside of China across all of our product categories, which we believe results in a competitive advantage in our current supply chain configuration relative to the competition. We are relentlessly focused on increasing our speed of execution and are accelerating investments that will help drive future revenue growth. We are continuing to lean into these investments even as we navigate the uncertainty introduced by tariffs. These accelerated investments are in hardware product development, materials and engagement and will help drive future growth.”
First Quarter 2025 Financial Results
•Revenue was $162.6 million, down 3% from Q1 2024.
•Platform revenue was $80.0 million, up 2% over Q1 2024.
•Products revenue was $82.6 million, down 7% from Q1 2024.
•International revenue increased by 8% over Q1 2024 and was 22% of total revenue, up from 19% of total revenue in Q1 2024.
•Gross margin was 60.5%, up from 54.7% in Q1 2024.
•Operating income was $29.3 million, or 18.0% of revenue, and up 16% from Q1 2024. Operating income in Q1 2024 was $25.2 million, or 15.1% of revenue.
•Net income was $23.9 million, or 14.7% of revenue, and up 22% from Q1 2024. Net income in Q1 2024 was $19.6 million, or 11.7% of revenue.
•Diluted earnings per share was $0.11, up from $0.09 per share in Q1 2024.
•Generated $61.2 million in Cash from Operations in Q1.
•Used $12.0 million to repurchase 2.1 million shares of our common stock in Q1.

“We continue to generate healthy cash flow on an annual basis, which funds inventory needs and investments for long-term growth. In Q1, we generated $61.2 million in cash from operations, compared to $56.7 million a year ago. We ended Q1 with cash and cash equivalents of $357 million and remain debt free,” said Kimball Shill, Chief Financial Officer of Cricut. “Given the confidence in the sustainability of our profitable operations, the board of directors approved three capital allocation items: a special dividend of $0.75 per share, the recurring semi-annual dividend of $0.10 per share, and replenishing our stock repurchase program up to $50 million.”

Recent Business Highlights
•Paid Subscribers increased to just over 2.97 million, up 6% year-over-year.
•Platform ARPU increased to $53.10, up 2% year-over-year.
•Active Users decreased slightly year-over-year to just over 5.9 million.
•90-Day Engaged Users decreased 4% year-over-year to nearly 3.4 million.
•Three capital allocation items approved by the Board of Directors:
•A special dividend of $0.75 per share payable on July 21, 2025 to shareholders of record on July 7, 2025**
•Recurring semi-annual dividend of $0.10 per share payable on July 21, 2025 to shareholders of record on July 7, 2025**
•$50 million stock repurchase approval includes unused portion from prior approvals
** Both dividends are to the Company’s Class A and Class B Common Stockholders. In addition, holders of restricted stock units that are unvested on the record date will be credited with a dividend equivalent based on the value of the per share dividend pursuant to the terms of the Company’s equity incentive documents. The dividend equivalent will entitle such holders to receive additional shares upon vesting of the corresponding restricted stock units. The board of directors views this level of capital allocation, both stock repurchases and dividends, as appropriate given the company’s operating and financial plans and will continue to evaluate capital allocation on a regular basis.
Key Performance Metrics
In addition to the measures presented in our condensed consolidated financial statements, we use the following key business metrics to evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

	As of March 31,
	2025	2024
Active Users (in thousands)	5,926	5,952
90-Day Engaged Users (in thousands)	3,372	3,527
Paid Subscribers (in thousands)	2,974	2,797

	As of March 31,
	2025	2024
Platform ARPU	$53.10	$52.26
Glossary of Terms
Active Users
We define Active Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 365 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total Active Users and the prior owner is removed from the total

Active Users if the prior owner does not own any other registered connected machines. Active Users is a key indicator of the health of our business, because changes in the number of Active Users excludes non-users to better represent opportunities for us to drive additional platform and accessories and materials revenue.
90-Day Engaged Users
We define 90-Day Engaged Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 90 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total 90-Day Engaged Users and the prior owner is removed from the total 90-Day Engaged Users if the prior owner does not own any other registered connected machines. 90-Day Engaged Users excludes non-users to better represent opportunities for us to drive additional platform and accessories and materials revenue.
Paid Subscribers
We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period. Paid Subscribers is a key metric to track growth in our Platform revenue and potential leverage in our gross margin.
Platform ARPU
We define Platform ARPU as Platform revenue in a 12-month period divided by Active Users. Platform ARPU allows us to forecast Platform revenue over time and is an indicator of our ability to expand with users and of user engagement with our subscription offerings.
Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, May 6, 2025 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com/.
The live call may also be accessed via telephone. Please pre-register using this link: https://register-conf.media-server.com/register/BI206af9f1edc24552bdff389314a1d547. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative technology company that helps people lead creative lives. Cricut hardware and design software work together as a connected platform for consumers to make beautiful, high-quality DIY projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® series, the Cricut Explore® series, Cricut Joy® series, and Cricut Venture® — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink® system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Media Contact:
Caitlin Hadley
pr@cricut.com

Investor Contact:
Jim Suva
investors@cricut.com
Source: Cricut, Inc.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, capital allocation plans, the impact of tariffs on our business, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “will” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation, trade wars, heightened, scheduled, or threatened tariffs or by retaliatory trade measures that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail, or are incorporated by reference, under the heading “Risk Factors” in the most recent form 10-K or 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).
In addition, certain risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in these materials are only made as of the date indicated on the relevant materials and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue:
Platform	$79,986	$78,286
Products	82,648	89,106
Total revenue	162,634	167,392
Cost of revenue:
Platform	8,668	8,759
Products	55,618	67,039
Total cost of revenue	64,286	75,798
Gross profit	98,348	91,594
Operating expenses:
Research and development	15,657	14,853
Sales and marketing	36,685	33,030
General and administrative	16,665	18,506
Total operating expenses	69,007	66,389
Income from operations	29,341	25,205
Other income (expense):
Interest income	3,357	2,418
Interest expense	(79)	(81)
Other income	2	748
Total other income, net	3,280	3,085
Income before provision for income taxes	32,621	28,290
Provision for income taxes	8,707	8,643
Net income	$23,914	$19,647
Other comprehensive income (loss):
Change in net unrealized gains (losses) on marketable securities, net of tax	$115	$(288)
Change in foreign currency translation adjustment, net of tax	102	(88)
Comprehensive income	$24,131	$19,271
Earnings per share, basic	$0.11	$0.09
Earnings per share, diluted	$0.11	$0.09
Weighted-average common shares outstanding, basic	212,445,961	215,549,467
Weighted-average common shares outstanding, diluted	213,839,020	216,865,052

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of March 31, 2025	As of December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$252,141	$232,140
Marketable securities	104,527	104,774
Accounts receivable, net	72,325	101,980
Inventories	114,397	115,255
Prepaid expenses and other current assets	17,844	26,065
Total current assets	561,234	580,214
Property and equipment, net	36,804	37,546
Operating lease right-of-use asset	13,427	13,958
Deferred tax assets	44,006	39,186
Other assets	26,183	22,131
Total assets	$681,654	$693,035
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$58,269	$53,373
Accrued expenses and other current liabilities	57,793	76,274
Deferred revenue, current portion	51,056	45,427
Operating lease liabilities, current portion	3,815	3,899
Dividends payable, current portion	32	24,401
Total current liabilities	170,965	203,374
Operating lease liabilities, net of current portion	10,692	11,310
Deferred revenue, net of current portion	2,717	2,826
Other non-current liabilities	7,106	8,764
Total liabilities	191,480	226,274
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding as of March 31, 2025 and December 31, 2024.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of March 31, 2025, 211,775,572 shares issued and outstanding as of March 31, 2025; 1,250,000,000 shares authorized as of December 31, 2024, 213,295,922 shares issued and outstanding as of December 31, 2024.	212	213
Additional paid-in capital	463,754	466,554
Retained earnings	25,997	—
Accumulated other comprehensive income (loss)	211	(6)
Total stockholders’ equity	490,174	466,761
Total liabilities and stockholders’ equity	$681,654	$693,035

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$23,914	$19,647
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	6,105	7,496
Bad debt expense (benefit)	(1,903)	992
Impairments	—	—
Stock-based compensation	10,450	10,757
Deferred income tax	(4,798)	(4,140)
Non-cash lease expense	904	1,272
Unrealized foreign currency (gain) loss	(634)	605
Provision for inventory obsolescence, net	(4,868)	563
Other	6	(739)
Changes in operating assets and liabilities:
Accounts receivable	32,213	32,011
Inventories	4,877	20,849
Prepaid expenses and other current assets	8,662	8,497
Other assets	(3,125)	259
Accounts payable	4,895	(31,096)
Accrued expenses and other current liabilities and other non-current liabilities	(19,979)	(12,280)
Operating lease liabilities	(1,074)	(1,403)
Deferred revenue	5,521	3,398
Net cash and cash equivalents provided by operating activities	61,166	56,688
Cash flows from investing activities:
Purchase of marketable securities	—	(25,442)
Proceeds from maturities of marketable securities	—	25,440
Purchases of property and equipment, including capitalized software development costs	(4,892)	(5,117)
Net cash and cash equivalents used in investing activities	(4,892)	(5,119)
Cash flows from financing activities:
Repurchase of common stock	(12,000)	(10,795)
Proceeds from exercise of stock options	—	—
Employee tax withholding payments on stock-based awards	(2,924)	(2,408)
Cash dividend	(21,493)	(1,439)
Net cash and cash equivalents used in financing activities	(36,417)	(14,642)
Effect of exchange rate on changes on cash and cash equivalents	144	(122)
Net increase in cash and cash equivalents	20,001	36,805
Cash and cash equivalents at beginning of period	232,140	142,187
Cash and cash equivalents at end of period	$252,141	$178,992
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$—	$—
Cash paid during the period for income taxes	$279	$151
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$371	$—
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$2,019	$1,786
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$185	$367
Stock-based compensation capitalized for software development costs	$423	$330
Dividend declared but unpaid	$32	$831